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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 12, 2001

                              UNITED RENTALS, INC.
                      UNITED RENTALS (NORTH AMERICA), INC.
             (EXACT NAME OF REGISTRANTS AS SPECIFIED IN ITS CHARTER)

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          Delaware                    1-14387                  06-1522496
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          Delaware                    1-13663                  06-1493538
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(State or Other Jurisdiction of                               (IRS Employer
        Incorporation)          (Commission file Number)    Identification No.)
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Five Greenwich Office Park, Greenwich, Connecticut 06830
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code (203) 622-3131

Four Greenwich Office Park, Greenwich, Connecticut 06830
(Former Address of Principal Executive Offices)




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Item 9.  Regulation FD Disclosure.

         Exhibit 99.1 is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

99.1       Investor Presentation--Edited Transcript

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of November 2001.

                                          UNITED RENTALS, INC.



                                          By:  Michael J. Nolan
                                               ----------------
                                          Name:  Michael J. Nolan
                                          Title:  Chief Financial Officer

Date: November 14, 2001



                                          UNITED RENTALS (NORTH AMERICA), INC.



                                          By:  Michael J. Nolan
                                               ----------------
                                          Name:  Michael J. Nolan
                                          Title:  Chief Financial Officer


Date: November 14, 2001

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                     Baird Industrial Technology Conference
                    Prepared remarks for investor conference
                                November 12, 2001
                     See forward-looking disclaimer at end.

Fred Bratman:

         Good morning. My name is Fred Bratman. I am vice president, corporate communications. We appreciate your interest in our company and in our industry.

         United Rentals is the largest equipment rental company in North America, and, for that matter, the world. Our size gives us significant advantages over our competitors. It allows us to attract key customers -- such as National Accounts -- because we are able to offer them the broadest fleet selection, the most sophisticated information technology, and advanced safety and risk management programs. Size also gives us greater purchasing power and economies of scale. It helps us manage our fleet more profitably because nearly all our branches are grouped in clusters throughout the country, and can thus share equipment efficiently. Wayland will elaborate on some of these advantages later.

         The rental industry itself is large -- an estimated $25 billion in annual revenue here in North America -- and growing rapidly, with a 14.5% compound annual growth rate since 1990. This growth is driven by a powerful, underlying trend of customers increasingly choosing to rent equipment rather than buy. As a general rule, buying equipment doesn't make economic sense unless the equipment is used at least about nine months a year. Renting not only avoids capital outlays, it also eliminates the considerable costs associated with maintaining, storing, repairing and eventually selling the piece of equipment. The customer also gets a piece of equipment that's exactly right for the specific task at hand. What's more, the trend to rent accelerates in uncertain economic environments like the present.

         Despite its size, the equipment rental industry is still in the early stages of growth. Only about 20% of construction equipment in North America is presently rented. Compare this to the 50% to 80% penetration rate in Europe and Asia. Industrial companies, which currently rent less than 2% of their equipment, present an even greater opportunity for growth going forward. Most of the equipment owned by industrial companies does not meet the nine-month-per-year rule of thumb I mentioned earlier.

         To take advantage of this long-term industry growth, we have designed an adaptable business model. During the robust part of the economy we operate the business to generate significant revenue and EPS growth. During a slowdown, we scale back capex, and run the business to produce substantial free cash flow and pay down debt. We think we'll continue to do well in the downturn, and are especially well positioned for rapid top and bottom line growth when the economy picks up again.

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         I'd now like to pass the presentation to Wayland Hicks, our chief operating officer.

Wayland Hicks:

         Thanks, Fred.

         With trailing 12-month revenue of nearly $3 billion, we are, as Fred said, the largest equipment rental company in North America. We have more than 500,000 units in our fleet with an original equipment cost of about $3.6 billion. We serve more than 1.4 million customers in 47 states and 7 Canadian provinces, and we have a toehold in Mexico. Our customer base is highly diversified; no single customer generates more than half of one percent of our revenue. Our rental revenue reflects this diversification: about 27% is derived from industrial customers, 15% from infrastructure contractors, 48% from commercial construction contractors, and 10% from homeowners. Although the homeowner segment is only 10% of the pie, it is a very profitable business for us because this customer group is generally less price sensitive.

         Rental is our primary business -- we rent equipment on a daily, weekly and monthly basis. This year, approximately 77% of our revenue was from rentals, and 18% was from the sale of new equipment, merchandise and service. We also sell our used equipment. Typically, we keep equipment in our fleet for four to five years and then sell it. This year, sales of used equipment will represent about 5% of our revenue, and generally this should range between 5% to 12% of revenue. We enjoy healthy margins from used equipment sales as we buy our equipment at substantial discounts and sell it retail.

         Our annual revenues of nearly $3 billion are twice the annual revenues of our nearest competitor. In fact, the average revenue for the top 10 companies in the industry, excluding United Rentals, is about $492 million annually. The average revenue for the top 100 companies, excluding United Rentals, is about $68 million annually. Once you get beyond the top 100 companies the revenue per company drops off sharply since about 70% of rental companies are still small, independently owned, "mom `n pop" businesses.

         Our size gives us the buying power to purchase equipment at rates 10% to 30% below that of the small, independent rental operator, and we use our sales force to sell used equipment directly to the customer, giving us the ability to achieve higher gross margins.

         Our broad footprint --740 branches and a presence in 50% of the top 300 MSAs in the United States -- is an important advantage in attracting and servicing National Account customers. National Accounts represent a fast-growing, profitable segment of our customer base. We have 37 professionals on our National Account team who focus primarily on the Fortune 1000 and ENR 400 and ENR 600 companies. On a year-over-year basis, we've grown our National Account revenue from $245 million last year to an

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estimated $350 million this year, representing over 40% growth. A total of 1,609 customers have signed National Account agreements with us as of September 30. Some recent additions are Burlington Northern Santa Fe, Encompass Services, GE Power Systems, Sunoco, SYSCO, Turner Construction and Qwest Communications.

         United Rentals is the largest participant in the specialty traffic control services business as well. We offer equipment such as barricades, warning signs and message boards. In fact, highway capacity has not kept pace with automobile growth in the United States. Since 1970, licensed vehicles have increased by 87%, but highway capacity has only increased by 6%. We are also benefiting from TEA-21 federal legislation that made about $218 billion available for repairing and constructing our nation's roads, highways and infrastructure.

         We have the largest rental fleet of aerial work platforms in North America, with over 60,000 aerial units. This gives us an unparalleled ability to quickly supply a large numbers of these machines to our customers wherever they are working. We are currently participating in 33 large, multi-year projects, which we refer to as our "big gun" projects -- projects that typically run for two to three years, sometimes longer. In total, these 33 projects will call for more than 11,000 pieces of equipment from us. A good example of a "big gun" project is Phase 5 of the Orlando Convention Center in Orlando, Florida. This project has been underway for a little over a year now, and will use more than 500 units of our equipment at peak. We are one of the few companies -- in some cases the only company -- with the capability and flexibility to serve large job sites like the convention center.

         In summary, our industry has demonstrated strong underlying growth trends as the economics of renting are driving more and more equipment users to rent equipment instead of buy. The industry is still far from being mature. We are the leader in this industry and are capitalizing on the significant advantages of our larger size. And we're also positioned to benefit from huge national initiatives to repair and construct the nation's infrastructure.

         I will now pass the presentation to John Milne, our president.

John Milne:

         Thank you, Wayland, and good morning everyone.

         Our business model is flexible in that we can operate for rapid revenue and EPS growth during strong economic times, and for significant free cash flow generation and debt repayment during the down part of the cycle. During downturns, we also redouble our efforts to strengthen our relationships with our customers through increased sales training and customer events, and to gain market share from our weaker competitors. We generate significant free cash flow during downturns primarily by reducing the capital that we spend for growth by cutting costs and by reducing our capital spent on fleet replacement.

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         During 2001 we expect to generate about $275 million of free cash flow from operations. Our capital plan calls for $275 million of net rental equipment purchases and $50 million of non-rental equipment purchases. The reduced capex will result in an 8% increase in the original equipment cost of our fleet and will extend the average age of our fleet to only 32 months, well below the industry average that we estimate to be over 50 months. Next year our gross rental equipment purchases including growth and replacement capex should range from $150 million to $400 million depending on economic conditions.

         Our business model has the flexibility to increase cash flow from operations by managing the age of our fleet. We believe the optimal age to be between 35 to 40 months. If we choose not to age the current fleet, we would spend $250 million of net rental equipment purchases to maintain the average age of our fleet, which we expect would give us free cash flow from operations of $330 million. If we choose to further extend the fleet age by six months, net rental purchases would only be $120 million and we would generate what we consider to be an impressive $460 million of free cash flow.

         Let me now highlight some of the financial results that we expect going forward for the balance of this year and for 2002, and touch briefly on our capitalization.

         Revenue for this year should be about $2.9 billion, after taking into account a planned reduction in used equipment sales of $200 million. We expect same store rental revenue growth this year to be between 5% and 6%, with growth of 8% in the first half of the year and, even with the recession, about 4% in the last six months of the year. EBITDA for 2001 should be about $925 million, with a margin of 32%. Our cost cutting programs reduced our third quarter SG&A costs by $13.5 million. We aim to cut an additional $15 million to $20 million of annual costs by the end of the first quarter.

         We reported earnings per share of $1.89 for 2000, up 15% over 1999 EPS of $1.65. This year we anticipate EPS to be about $1.55. We think this is still very strong considering the sluggish economic conditions and our decision to reduce used equipment sales, which lowered EPS by about 40 cents a share.

         Our capitalization includes $1.75 billion of senior debt, or 38% of capitalization. We have $951 million of subordinated debt outstanding, giving us total debt of $2.7 billion, or 58.7% of capitalization. This year we expect our credit statistics to remain strong, with EBITDA to interest coverage of approximately 3.8 times, and we would expect to finish the year with debt to EBITDA at roughly 2.7 times and debt-to-total capitalization of about 56.5%.

         I'd like to explain why we think well-managed rental companies should earn superior financial returns at utilization rates typical of a healthy economy. If we purchase a unit for $100,000, we might expect to rent it for $62,700 a year for five years and sell it for $67,000 at the end. When you assume fully loaded operating costs, including corporate overhead, the after-tax, unleveraged IRR is 16.4%. If you look at the same

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piece of equipment as just one incremental unit at a branch, and deduct only the variable costs at the branch level, the IRR increases to 35.1%. This is an impressive return on that capital asset.

         In summary, equipment rental has the potential to generate superior financial returns for a well-managed company. We drive the business for substantial free cash flow during down parts of the economic cycle, and operate it for rapid revenue and EPS growth during strong economic times. We think that by streamlining our cost structure during the current downturn, strengthening our balance sheet, and emphasizing market share gains, we will be in an even stronger position for growth once the economy begins to recover.

         Thank you.


                           Forward-Looking Disclaimer

Certain statements contained in this presentation are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "on track" or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. The Company's business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may materially differ from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) continuing unfavorable industry conditions could lead to a decrease in demand for the Company's equipment and to a decline in prices realized by the Company for its products and services, (2) governmental funding for highway and other construction projects may not reach expected levels, (3) the Company cannot be certain that it will have access to the additional capital that it may require or that its cost of capital will not increase, (4) the Company may be required to pay increased prices for acquisitions, and it may experience difficulty in integrating and deriving synergies from acquisitions, (5) companies that United Rentals acquires could have undiscovered liabilities, and (6) the Company is highly dependent on the services of its senior management. These risks and uncertainties, as well as others, are discussed in greater detail in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

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